Exhibit 11

                             WASTE INDUSTRIES, INC.
                       COMPUTATION RE: EARNINGS PER SHARE
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                                                            Three Months Ended                   Nine Months Ended
                                                               September 30,                        September 30,
                                                           1999               2000               1999            2000


Net income                                              $ 2,955           $   1,730              $ 8,871       $5,994
                                                        =======           =========              =======       ======

Weighted average number of common shares
  issued and outstanding - Basic                         13,854              13,633               13,707       13,778

Common stock equivalents
  Options for common stock                                  349                 369                  356          438
                                                         --------            --------            -------      ------

Weighted average common stock equivalents                14,203              14,002               14,063       14,216
Less treasury shares to be repurchased                       -                 (187)                   -         (217)
                                                       ------------         --------             -------      -------

Weighted average shares outstanding - Diluted            14,203              13,815               14,063       13,999

Basic earnings per share                                  $0.21               $0.13                $0.65        $0.44
                                                          =====               =====              =======       ======

Diluted earnings per share                                $0.21               $0.13                $0.63        $0.43
                                                          =====               =====              =======       ======
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